EXHIBIT 99.1

AssetMark Reports $99.6B Platform Assets for Third Quarter 2023

CONCORD, Calif., November 6, 2023, (GLOBE NEWSWIRE) — AssetMark Financial Holdings, Inc. (NYSE: AMK) today announced financial results for the quarter ended September 30, 2023.

Third Quarter 2023 Financial and Operational Highlights

•Net income for the quarter was $38.4 million, or $0.52 per share.
•Adjusted net income for the quarter was $46.0 million, or $0.62 per share, on total revenue of $190.5 million.
•Adjusted EBITDA for the quarter was $66.5 million, or 34.9% of total revenue.
•Platform assets increased 25.5% year-over-year to $99.6 billion. Quarter-over-quarter platform assets were down 1.2%, due to negative market impact net of fees of $2.7 billion, partially offset by quarterly net flows of $1.5 billion.
•Year-to-date annualized net flows as a percentage of beginning-of-year platform assets were 7.1%.
•More than 3,400 new households and 158 new producing advisors joined the AssetMark platform during the third quarter. In total, as of September 30, 2023, there were over 9,300 advisors (approximately 3,000 were engaged advisors) and over 251,000 investor households on the AssetMark platform.
•We realized an 18.7% annualized production lift from existing advisors for the third quarter, indicating that advisors continued to grow organically and increase wallet share on our platform.

“The third quarter was another record quarter for AssetMark, highlighted by all-time highs across many financial and operating metrics. We realized our sixth straight quarter of record adjusted EBITDA, while also expanding margins 90 bps year-over-year to a record 34.9%. Simply put, the results for the third quarter were excellent, and we feel we are well on track for the best year in our company’s history.” said AssetMark CEO Michael Kim. “We are focused on continued execution of our strategy and three long-term priorities: hyper growth, accelerated capital deployment and enhanced scalability, which we believe will create continued value for our advisors, their clients, and our shareholders.”

Third Quarter 2023 Key Operating Metrics

	3Q22	3Q23	Variance per year
Operational metrics:
Platform assets (at period-beginning) (millions of dollars)	$82,127	$100,762	22.7%
Net flows (millions of dollars)	1,207	1,543	27.8%
Market impact net of fees (millions of dollars)	(3,952)	(2,708)	NM
Acquisition impact (millions of dollars)	—	—	NM
Platform assets (at period-end) (millions of dollars)	$79,382	$99,597	25.5%
Net flows lift (% of beginning of year platform assets)	1.3%	1.7%	40 bps
Advisors (at period-end)	8,702	9,354	7.5%
Engaged advisors (at period-end)	2,601	2,995	15.1%
Assets from engaged advisors (at period-end) (millions of dollars)	$72,195	$91,900	27.3%
Households (at period-end)	223,098	251,424	12.7%
New producing advisors	159	158	(0.6)%
Production lift from existing advisors (annualized %)	14.9%	18.7%	380 bps
Assets in custody at ATC (at period-end) (millions of dollars)	$61,539	$73,445	19.3%
ATC client cash (at period-end) (millions of dollars)	$3,510	$2,897	(17.5)%

Financial metrics:
Total revenue (millions of dollars)	$154.7	$190.5	23.1%
Net income (millions of dollars)	$30.1	$38.4	27.6%
Net income margin (%)	19.5%	20.1%	60 bps
Capital expenditure (millions of dollars)	$9.0	$11.6	28.9%

Non-GAAP financial metrics:
Adjusted EBITDA (millions of dollars)	$52.7	$66.5	26.2%
Adjusted EBITDA margin (%)	34.0%	34.9%	90 bps
Adjusted net income (millions of dollars)	$35.0	$46.0	31.4%

Note: Percentage variance based on actual numbers, not rounded results
All metrics include Adhesion data, except "New producing advisors," "Production lift from existing advisors" and ATC related metrics

Webcast and Conference Call Information

AssetMark will host a live conference call and webcast to discuss its third quarter 2023 results. In conjunction with this earnings press release, AssetMark has posted an earnings presentation on its investor relations website at http://ir.assetmark.com. Conference call and webcast details are as follows:

•Date: November 6, 2023
•Time: 2:00 p.m. PT; 5:00 p.m. ET
•Phone: Listeners can pre-register for the conference call here: https://www.netroadshow.com/events/login?show=c8140a9d&confId=55622. Upon registering, you will be provided with participant dial-in numbers, passcode and unique registrant ID. In the 10 minutes prior to the call start time, you may use the conference access information (dial in number, direct event passcode and registrant ID) provided in the confirmation email received at the point of registering to join the call directly.
•Webcast: http://ir.assetmark.com. Please access the website 10 minutes prior to the start time. The webcast will be available in recorded form at http://ir.assetmark.com for 14 days from November 6, 2023.

About AssetMark Financial Holdings, Inc.

AssetMark operates a wealth management platform that powers independent financial advisors and their clients. Together with our affiliates Voyant and Adhesion Wealth, we serve advisors of all models at every stage of their journey with flexible, purpose-built solutions that champion client engagement and drive efficiency. Our ecosystem of solutions equips advisors with services and capabilities that would otherwise require significant investments of time and money, ultimately enabling them to deliver better investor outcomes and enhance their productivity, profitability and client satisfaction.

Founded in 1996 and based in Concord, California, the company has over 1,000 employees. Today, the AssetMark platform serves over 9,300 financial advisors and over 251,000 investor households. As of September 30, 2023, the company had $99.6 billion in platform assets.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our future financial and operating performance, which involve risks and uncertainties. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “will,” “may,” “could,” “should,” “believe,” “expect,” “estimate,” “potential” or “continue,” the negative of these terms and other comparable terminology that conveys uncertainty of future events or outcomes. These forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause actual results to differ materially from statements made in this presentation, including our ability to enhance shareholder value, advance our growth strategy and meet our operating and financial performance guidance. Other potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2022, which is on file with the Securities and Exchange Commission and available on our investor relations website at http://ir.assetmark.com. Additional information will be set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, which is expected to be filed on November 7, 2023. All information provided in this presentation is based on information available to us as of the date of this presentation and any forward-looking statements contained herein are based on assumptions that we believe are reasonable as of this date. Undue reliance should not be placed on the forward-looking statements in this presentation, which are inherently uncertain. We undertake no duty to update this information unless required by law.

AssetMark Financial Holdings, Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands except share data and par value)

	September 30, 2023	December 31, 2022
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$214,754	$123,274
Restricted cash	14,000	13,000
Investments, at fair value	16,294	13,714
Fees and other receivables, net	20,464	20,082
Income tax receivable, net	—	265
Prepaid expenses and other current assets	13,086	16,870
Total current assets	278,598	187,205
Property, plant and equipment, net	7,672	8,495
Capitalized software, net	105,593	89,959
Other intangible assets, net	686,765	694,627
Operating lease right-of-use assets	21,625	22,002
Goodwill	487,353	487,225
Other assets	17,721	13,417
Total assets	$1,605,327	$1,502,930
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,781	$4,624
Accrued liabilities and other current liabilities	65,458	69,196
Income tax payable, net	25,755	—
Total current liabilities	92,994	73,820
Long-term debt, net	93,519	112,138
Other long-term liabilities	16,666	15,185
Long-term portion of operating lease liabilities	27,539	27,924
Deferred income tax liabilities, net	147,497	147,497
Total long-term liabilities	285,221	302,744
Total liabilities	378,215	376,564
Stockholders’ equity:
Common stock, $0.001 par value (675,000,000 shares authorized and 74,264,226 and 73,847,596 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively)	74	74
Additional paid-in capital	955,208	942,946
Retained earnings	271,987	183,503
Accumulated other comprehensive loss	(157)	(157)
Total stockholders’ equity	1,227,112	1,126,366
Total liabilities and stockholders’ equity	$1,605,327	$1,502,930

AssetMark Financial Holdings, Inc.
Unaudited Condensed Consolidated Statements of Income and Comprehensive Income
(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue:
Asset-based revenue	$143,840	$128,173	$412,215	$409,498
Spread-based revenue	37,329	21,160	112,863	30,265
Subscription-based revenue	3,891	3,126	11,128	9,703
Other revenue	5,462	2,204	14,110	4,707
Total revenue	190,522	154,663	550,316	454,173
Operating expenses:
Asset-based expenses	43,092	36,476	119,870	118,429
Spread-based expenses	8,492	2,142	23,052	3,188
Employee compensation	46,613	41,589	141,623	121,852
General and operating expenses	22,714	21,667	72,757	65,949
Professional fees	7,369	5,877	21,134	17,104
Depreciation and amortization	8,965	7,961	26,077	23,141
Total operating expenses	137,245	115,712	404,513	349,663
Interest expense	2,305	1,560	6,789	4,207
Other (income) expense, net	(2,192)	(11)	17,385	195
Income before income taxes	53,164	37,402	121,629	100,108
Provision for income taxes	14,779	7,293	33,145	22,440
Net income	38,385	30,109	88,484	77,668
Net comprehensive income	$38,385	$30,109	$88,484	$77,668
Net income per share attributable to common stockholders:
Basic	$0.52	$0.41	$1.19	$1.05
Diluted	$0.51	$0.41	$1.19	$1.05
Weighted average number of common shares outstanding, basic	74,261,667	73,842,297	74,047,412	73,682,881
Weighted average number of common shares outstanding, diluted	74,695,260	73,844,689	74,521,370	73,783,858

AssetMark Financial Holdings, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended September 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$88,484	$77,668
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26,077	23,141
Interest (income) expense, net	(184)	607
Share-based compensation	12,262	10,096
Debt acquisition cost write-down	92	130
Changes in certain assets and liabilities:
Fees and other receivables, net	(879)	(7,338)
Receivables from related party	480	568
Prepaid expenses and other current assets	7,751	6,732
Accounts payable, accrued liabilities and other current liabilities	(675)	(12,664)
Income tax receivable and payable, net	26,020	(3,341)
Net cash provided by operating activities	159,428	95,599
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Adhesion Wealth	(3,000)	—
Purchase of investments	(1,936)	(2,211)
Sale of investments	289	384
Purchase of property and equipment	(1,155)	(1,440)
Purchase of computer software	(31,871)	(26,049)
Purchase of convertible notes	(4,275)	(8,600)
Net cash used in investing activities	(41,948)	(37,916)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of long-term debt, net	—	122,508
Proceeds from revolving credit facility draw down	50,000	—
Payments on revolving credit facility	(50,000)	(115,000)
Payments on term loan	(25,000)	(4,688)
Net cash (used in) provided by financing activities	(25,000)	2,820
Net change in cash, cash equivalents, and restricted cash	92,480	60,503
Cash, cash equivalents, and restricted cash at beginning of period	136,274	89,707
Cash, cash equivalents, and restricted cash at end of period	$228,754	$150,210
SUPPLEMENTAL CASH FLOW INFORMATION
Income taxes paid, net	$6,962	$26,176
Interest paid	$7,837	$2,714
Non-cash operating and investing activities:
Non-cash changes to right-of-use assets	$3,360	$3,396
Non-cash changes to lease liabilities	$3,360	$3,396

Explanations and Reconciliations of Non-GAAP Financial Measures

In addition to our results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), we believe adjusted EBITDA, adjusted EBITDA margin and adjusted net income, all of which are non-GAAP measures, are useful in evaluating our performance. We use adjusted EBITDA, adjusted EBITDA margin and adjusted net income to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that such non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, such non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.

Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.

Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA is defined as EBITDA (net income plus interest expense, income tax expense, depreciation and amortization and less interest income), further adjusted to exclude certain non-cash charges and other adjustments set forth below. Adjusted EBITDA margin is defined as adjusted EBITDA divided by total revenue. Adjusted EBITDA and adjusted EBITDA margin are useful financial metrics in assessing our operating performance from period to period because they exclude certain items that we believe are not representative of our core business, such as certain material non-cash items and other adjustments such as share-based compensation, strategic initiatives and reorganization and integration costs. We believe that adjusted EBITDA and adjusted EBITDA margin, viewed in addition to, and not in lieu of, our reported GAAP results, provide useful information to investors regarding our performance and overall results of operations for various reasons, including:
•non-cash equity grants made to employees at a certain price and point in time do not necessarily reflect how our business is performing at any particular time; as such, share-based compensation expense is not a key measure of our operating performance; and
•costs associated with acquisitions and the resulting integrations, debt refinancing, restructuring, conversions, as well as other non-recurring litigation costs can vary from period to period and transaction to transaction; as such, expenses associated with these activities are not considered a key measure of our operating performance.

We use adjusted EBITDA and adjusted EBITDA margin:
•as measures of operating performance;
•for planning purposes, including the preparation of budgets and forecasts;
•to allocate resources to enhance the financial performance of our business;
•to evaluate the effectiveness of our business strategies;
•in communications with our board of directors concerning our financial performance; and
•as considerations in determining compensation for certain employees.
Adjusted EBITDA and adjusted EBITDA margin have limitations as analytical tools, and should not be considered in isolation to, or as substitutes for, analysis of our results as reported under GAAP. Some of these limitations are:
•adjusted EBITDA and adjusted EBITDA margin do not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments;
•adjusted EBITDA and adjusted EBITDA margin do not reflect changes in, or cash requirements for, working capital needs;
•adjusted EBITDA and adjusted EBITDA margin do not reflect interest expense on our debt or the cash requirements necessary to service interest or principal payments; and
•the definitions of adjusted EBITDA and adjusted EBITDA margin can differ significantly from company to company and as a result have limitations when comparing similarly titled measures across companies.

Set forth below is a reconciliation from net income, the most directly comparable GAAP financial measure, to adjusted EBITDA for the three and nine months ended September 30, 2023 and 2022 (unaudited).

	Three Months Ended September 30,		Three Months Ended September 30,
(in thousands except for percentages)	2023	2022	2023	2022
Net income	$38,385	$30,109	20.1%	19.5%
Provision for income taxes	14,779	7,293	7.8%	4.7%
Interest income	(3,186)	(849)	(1.7)%	(0.5%)
Interest expense	2,305	1,560	1.2%	1.0%
Depreciation and amortization	8,965	7,961	4.7%	5.1%
EBITDA	$61,248	$46,074	32.1%	29.8%
Share-based compensation(1)	4,288	3,923	2.3%	2.5%
Reorganization and integration costs(2)	2,662	2,281	1.4%	1.5%
Acquisition expenses(3)	195	379	0.1%	0.2%
Business continuity plan(4)	—	14	—	—
SEC settlement(5)	(1,673)	—	(0.9)%	—
Other (income) expense, net	(263)	(11)	(0.1%)	—
Adjusted EBITDA	$66,457	$52,660	34.9%	34.0%

	Nine Months Ended September 30,		Nine Months Ended September 30,
(in thousands except for percentages)	2023	2022	2023	2022
Net income	$88,484	$77,668	16.1%	17.1%
Provision for income taxes	33,145	22,440	6.0%	4.9%
Interest income	(7,746)	(1,107)	(1.4)%	(0.2)%
Interest expense	6,789	4,207	1.2%	0.9%
Depreciation and amortization	26,077	23,141	4.7%	5.1%
EBITDA	$146,749	$126,349	26.6%	27.8%
Share-based compensation(1)	12,262	10,096	2.2%	2.2%
Reorganization and integration costs(2)	8,127	8,600	1.5%	1.9%
Acquisition expenses(3)	368	1,313	0.1%	0.3%
Business continuity plan(4)	(6)	234	—	0.1%
SEC settlement(5)	18,327	—	3.3%	—
Other (income) expense, net	(186)	195	—	—
Adjusted EBITDA	$185,641	$146,787	33.7%	32.3%
(1)“Share-based compensation” represents granted share-based compensation in the form of restricted stock unit, stock option and stock appreciation right grants by us to certain of our directors and employees. Although this expense occurred in each measurement period, we have added the expense back in our calculation of adjusted EBITDA because of its noncash impact.
(2)“Reorganization and integration costs” includes costs related to our functional reorganization within our Operations, Technology and Retirement functions as well as duplicate costs related to the outsourcing of back-office operations functions. While we have incurred such expenses in all periods measured, these expenses serve varied reorganization and integration initiatives, each of which is non-recurring. We do not consider these expenses to be part of our core operations.
(3)“Acquisition expenses” includes employee severance, transition and retention expenses, duplicative general and administrative expenses and other professional fees related to acquisitions.
(4)“Business continuity plan” includes incremental compensation and other costs that are directly related to a transition to a hybrid workforce in 2022.
(5)“SEC settlement” represents the amount paid by us pursuant to our settlement with the SEC discussed in Note 12 of notes to unaudited condensed consolidated financial statements in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023.

Set forth below is a summary of the adjustments involved in the reconciliation from net income and net income margin, the most directly comparable GAAP financial measures, to adjusted EBITDA and adjusted EBITDA margin for three and nine months ended September 30, 2023 and 2022 (unaudited), broken out by compensation and non-compensation expenses (unaudited).

	Three Months Ended September 30, 2023			Three Months Ended September 30, 2022
(in thousands)	Compensation	Non- Compensation	Total	Compensation	Non- Compensation	Total
Share-based compensation(1)	$4,288	$—	$4,288	$3,923	$—	$3,923
Reorganization and integration costs(2)	1,101	1,561	2,662	829	1,452	2,281
Acquisition expenses(3)	—	195	195	(4)	383	379
Business continuity plan(4)	—	—	—	—	14	14
SEC settlement(5)	—	(1,673)	(1,673)	—	—	—
Other (income) expense, net	—	(263)	(263)	—	(11)	(11)
Total adjustments to adjusted EBITDA	$5,389	$(180)	$5,209	$4,748	$1,838	$6,586

	Three Months Ended September 30, 2023			Three Months Ended September 30, 2022
(in percentages)	Compensation	Non- Compensation	Total	Compensation	Non- Compensation	Total
Share-based compensation(1)	2.3%	—	2.3%	2.5%	—	2.5%
Reorganization and integration costs(2)	0.6%	0.8%	1.4%	0.5%	1.0%	1.5%
Acquisition expenses(3)	—	0.1%	0.1%	—	0.2%	0.2%
Business continuity plan(4)	—	—	—	—	—	—
SEC settlement(5)	—	(0.9)%	(0.9)%	—	—	—
Other (income) expense, net	—	(0.1)%	(0.1)%	—	—	—
Total adjustments to adjusted EBITDA margin %	2.9%	(0.1%)	2.8%	3.0%	1.2%	4.2%

(1)“Share-based compensation” represents granted share-based compensation in the form of restricted stock unit, stock option and stock appreciation right grants by us to certain of our directors and employees. Although this expense occurred in each measurement period, we have added the expense back in our calculation of adjusted EBITDA because of its noncash impact.
(2)“Reorganization and integration costs” includes costs related to our functional reorganization within our Operations, Technology and Retirement functions as well as duplicate costs related to the outsourcing of back-office operations functions. While we have incurred such expenses in all periods measured, these expenses serve varied reorganization and integration initiatives, each of which is non-recurring. We do not consider these expenses to be part of our core operations.
(3)“Acquisition expenses” includes employee severance, transition and retention expenses, duplicative general and administrative expenses and other professional fees related to acquisitions.
(4)“Business continuity plan” includes incremental compensation and other costs that are directly related to a transition to a hybrid workforce in 2022.
(5)“SEC settlement” represents the amount paid by us pursuant to our settlement with the SEC discussed in Note 12 of notes to unaudited condensed consolidated financial statements in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023.

	Nine Months Ended September 30, 2023			Nine Months Ended September 30, 2022
(in thousands)	Compensation	Non- Compensation	Total	Compensation	Non- Compensation	Total
Share-based compensation(1)	$12,262	$—	$12,262	$10,096	$—	$10,096
Reorganization and integration costs(2)	3,370	4,757	8,127	2,823	5,777	8,600
Acquisition expenses(3)	100	268	368	(4)	1,317	1,313
Business continuity plan(4)	—	(6)	(6)	(2)	236	234
SEC settlement(5)	—	18,327	18,327	—	—	—
Other (income) expense, net	—	(186)	(186)	—	195	195
Total adjustments to adjusted EBITDA	$15,732	$23,160	$38,892	$12,913	$7,525	$20,438

	Nine Months Ended September 30, 2023			Nine Months Ended September 30, 2022
(in percentages)	Compensation	Non- Compensation	Total	Compensation	Non- Compensation	Total
Share-based compensation(1)	2.2%	—	2.2%	2.2%	—	2.2%
Reorganization and integration costs(2)	0.6%	0.9%	1.5%	0.6%	1.3%	1.9%
Acquisition expenses(3)	—	0.1%	0.1%	—	0.3%	0.3%
Business continuity plan(4)	—	—	—	—	0.1%	0.1%
SEC settlement(5)	—	3.3%	3.3%	—	—	—
Other (income) expense, net	—	—	—	—	—	—
Total adjustments to adjusted EBITDA margin %	2.8%	4.3%	7.1%	2.8%	1.7%	4.5%

(1)“Share-based compensation” represents granted share-based compensation in the form of restricted stock unit, stock option and stock appreciation right grants by us to certain of our directors and employees. Although this expense occurred in each measurement period, we have added the expense back in our calculation of adjusted EBITDA because of its noncash impact.
(2)“Reorganization and integration costs” includes costs related to our functional reorganization within our Operations, Technology and Retirement functions as well as duplicate costs related to the outsourcing of back-office operations functions. While we have incurred such expenses in all periods measured, these expenses serve varied reorganization and integration initiatives, each of which is non-recurring. We do not consider these expenses to be part of our core operations.
(3)“Acquisition expenses” includes employee severance, transition and retention expenses, duplicative general and administrative expenses and other professional fees related to acquisitions.
(4)“Business continuity plan” includes incremental compensation and other costs that are directly related to a transition to a hybrid workforce in 2022.
(5)“SEC settlement” represents the amount paid by us pursuant to our settlement with the SEC discussed in Note 12 of notes to unaudited condensed consolidated financial statements in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023.

Adjusted Net Income

Adjusted net income represents net income before: (a) share-based compensation expense, (b) amortization of acquisition-related intangible assets, (c) acquisition and related integration expenses, (d) restructuring and conversion costs and (e) certain other expenses. Reconciled items are tax effected using the income tax rates in effect for the applicable period, adjusted for any potentially non-deductible amounts. We prepared adjusted net income to eliminate the effects of items that we do not consider indicative of our core operating performance. We believe that adjusted net income, viewed in addition to, and not in lieu of, our reported GAAP results, provides useful information to investors regarding our performance and overall results of operations for various reasons, including the following:
•non-cash equity grants made to employees at a certain price and point in time do not necessarily reflect how our business is performing at any particular time; as such, share-based compensation expense is not a key measure of our operating performance;
•costs associated with acquisitions and related integrations, debt refinancing, restructuring and conversions can vary from period to period and transaction to transaction; as such, expenses associated with these activities are not considered a key measure of our operating performance; and
•amortization expenses can vary substantially from company to company and from period to period depending upon each company’s financing and accounting methods, the fair value and average expected life of acquired intangible assets and the method by which assets were acquired; as such, the amortization of intangible assets obtained in acquisitions is not considered a key measure of our operating performance.
Adjusted net income does not purport to be an alternative to net income or cash flows from operating activities. The term adjusted net income is not defined under GAAP, and adjusted net income is not a measure of net income, operating income or any other performance or liquidity measure derived in accordance with GAAP. Therefore, adjusted net income has limitations as an analytical tool and should not be considered in isolation to, or as a substitute for, analysis of our results as reported under GAAP. Some of these limitations are:
•adjusted net income does not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments;
•adjusted net income does not reflect changes in, or cash requirements for, working capital needs; and
•other companies in the financial services industry may calculate adjusted net income differently than we do, limiting its usefulness as a comparative measure.

The schedule set forth below presents the Company’s GAAP results from the Condensed Consolidated Statements of Income (unaudited) for the three and nine months ended September 30, 2023 and 2022, with certain line items adjusted for the items described above. Included below is also a reconciliation from net income, the most directly comparable GAAP financial measure, to adjusted net income for the three and nine months and years ended September 30, 2023 and 2022 (unaudited).

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue:
Asset-based revenue	$143,840	$128,173	$412,215	$409,498
Spread-based revenue	37,329	21,160	112,863	30,265
Subscription-based revenue	3,891	3,126	11,128	9,703
Other revenue	5,462	2,204	14,110	4,707
Total revenue	190,522	154,663	550,316	454,173
Operating expenses:
Asset-based expenses	43,092	36,476	119,870	118,429
Spread-based expenses	8,492	2,142	23,052	3,188
Adjusted employee compensation(1)	41,224	36,841	125,891	108,939
Adjusted general and operating expenses(1)	21,118	20,509	69,654	61,873
Adjusted professional fees(1)	7,209	5,186	19,218	13,850
Adjusted depreciation and amortization(2)	6,785	6,232	19,542	17,955
Total adjusted operating expenses	127,920	107,386	377,227	324,234
Interest expense	2,305	1,560	6,789	4,207
Adjusted other expenses, net(1)	(256)	—	(756)	—
Adjusted income before income taxes	60,553	45,717	167,056	125,732
Adjusted provision for income taxes(3)	14,532	10,744	40,093	29,548
Adjusted net income	$46,021	$34,973	$126,963	$96,184
Net income per share attributable to common stockholders:
Adjusted earnings per share(4)	$0.62	$0.47	$1.70	$1.30
Weighted average number of common shares outstanding, diluted	74,695,260	73,844,689	74,521,370	73,783,858
(1) Consists of the adjustments to EBITDA listed in the adjusted EBITDA reconciliation table above.
(2) Relates to intangible assets established in connection with HTSC’s acquisition of our Company in 2016.
(3) Consists of adjustments to normalize our estimated tax rate in determining adjusted net income.
(4) In Q1 2022, we began using the diluted GAAP shares outstanding given that our restricted stock awards fully vested in 2021 resulting in no material reconciling differences compared to the adjusted diluted common shares outstanding historically used for calculating adjusted earnings per share.

Set forth below is a reconciliation from net income, the most directly comparable GAAP financial measure, to adjusted net income for the three and nine months ended September 30, 2023 and 2022 (unaudited).

	Three months ended September 30, 2023			Three months ended September 30, 2022
Reconciliation of Non-GAAP Presentation	GAAP	Adjustments	Adjusted	GAAP	Adjustments	Adjusted
Revenue:
Asset-based revenue	$143,840	$—	$143,840	$128,173	$—	$128,173
Spread-based revenue	37,329	—	37,329	21,160	—	21,160
Subscription-based revenue	3,891	—	3,891	3,126	—	3,126
Other revenue	5,462	—	5,462	2,204	—	2,204
Total revenue	190,522	—	190,522	154,663	—	154,663
Operating expenses:
Asset-based expenses	43,092	—	43,092	36,476	—	36,476
Spread-based expenses	8,492	—	8,492	2,142	—	2,142
Employee compensation(1)	46,613	(5,389)	41,224	41,589	(4,748)	36,841
General and operating expenses(1)	22,714	(1,596)	21,118	21,667	(1,158)	20,509
Professional fees(1)	7,369	(160)	7,209	5,877	(691)	5,186
Depreciation and amortization(2)	8,965	(2,180)	6,785	7,961	(1,729)	6,232
Total operating expenses	137,245	(9,325)	127,920	115,712	(8,326)	107,386
Interest expense	2,305	—	2,305	1,560	—	1,560
Other expenses, net(1)	(2,192)	1,936	(256)	(11)	11	—
Income before income taxes	53,164	7,389	60,553	37,402	8,315	45,717
Provision for income taxes(3)	14,779	(247)	14,532	7,293	3,451	10,744
Net income	$38,385		$46,021	$30,109		$34,973
(1) Consists of the adjustments to EBITDA listed in the adjusted EBITDA reconciliation table above.
(2) Relates to intangible assets established in connection with HTSC’s acquisition of our Company in 2016.
(3) Consists of adjustments to normalize our estimated tax rate in determining adjusted net income.

	Nine months ended September 30, 2023			Nine months ended September 30, 2022
Reconciliation of Non-GAAP Presentation	GAAP	Adjustments	Adjusted	GAAP	Adjustments	Adjusted
Revenue:
Asset-based revenue	$412,215	$—	$412,215	$409,498	$—	$409,498
Spread-based revenue	112,863	—	112,863	30,265	—	30,265
Subscription-based revenue	11,128	—	11,128	9,703	—	9,703
Other revenue	14,110	—	14,110	4,707	—	4,707
Total revenue	550,316	—	550,316	454,173	—	454,173
Operating expenses:
Asset-based expenses	119,870	—	119,870	118,429	—	118,429
Spread-based expenses	23,052	—	23,052	3,188	—	3,188
Employee compensation(1)	141,623	(15,732)	125,891	121,852	(12,913)	108,939
General and operating expenses(1)	72,757	(3,103)	69,654	65,949	(4,076)	61,873
Professional fees(1)	21,134	(1,916)	19,218	17,104	(3,254)	13,850
Depreciation and amortization(2)	26,077	(6,535)	19,542	23,141	(5,186)	17,955
Total operating expenses	404,513	(27,286)	377,227	349,663	(25,429)	324,234
Interest expense	6,789	—	6,789	4,207	—	4,207
Other expenses, net(1)	17,385	(18,141)	(756)	195	(195)	—
Income before income taxes	121,629	45,427	167,056	100,108	25,624	125,732
Provision for income taxes(3)	33,145	6,948	40,093	22,440	7,108	29,548
Net income	$88,484		$126,963	$77,668		$96,184
(1) Consists of the adjustments to EBITDA listed in the adjusted EBITDA reconciliation table above.
(2) Relates to intangible assets established in connection with HTSC’s acquisition of our Company in 2016.
(3) Consists of adjustments to normalize our estimated tax rate in determining adjusted net income.

Set forth below is a summary of the adjustments involved in the reconciliation from net income, the most directly comparable GAAP financial measure, to adjusted net income for three and nine months ended September 30, 2023 and 2022 (unaudited), broken out by compensation and non-compensation expenses (unaudited).

	Three Months Ended September 30, 2023			Three Months Ended September 30, 2022
(in thousands)	Compensation	Non- Compensation	Total	Compensation	Non- Compensation	Total
Net income			$38,385			$30,109
Acquisition-related amortization(1)	$—	$2,180	2,180	$—	$1,729	1,729
Expense adjustments(2)	1,101	83	1,184	825	1,849	2,674
Share-based compensation	4,288	—	4,288	3,923	—	3,923
Other (income) expense, net	—	(263)	(263)	—	(11)	(11)
Tax effect of adjustments(3)	(1,293)	1,540	247	(1,116)	(2,335)	(3,451)
Adjusted net income	$4,096	$3,540	$46,021	$3,632	$1,232	$34,973

	Nine Months Ended September 30, 2023			Nine Months Ended September 30, 2022
(in thousands)	Compensation	Non- Compensation	Total	Compensation	Non- Compensation	Total
Net income			$88,484			$77,668
Acquisition-related amortization(1)	$—	$6,535	6,535	$—	$5,186	5,186
Expense adjustments(2)	3,470	23,346	26,816	2,817	7,330	10,147
Share-based compensation	12,262	—	12,262	10,096	—	10,096
Other (income) expense, net	—	(186)	(186)	—	195	195
Tax effect of adjustments(3)	(3,776)	(3,172)	(6,948)	(3,035)	(4,073)	(7,108)
Adjusted net income	$11,956	$26,523	$126,963	$9,878	$8,638	$96,184
(1)Relates to intangible assets established in connection with HTSC’s acquisition of our Company in 2016.
(2)Consists of the adjustments to EBITDA listed in the adjusted EBITDA reconciliation table above other than share-based compensation.
(3)Consists of adjustments to normalize our estimated tax rate in determining adjusted net income.
.

Contacts
Investors:
Taylor J. Hamilton, CFA
Head of Investor Relations
InvestorRelations@assetmark.com

Media:
Alaina Kleinman
Head of PR & Communications
alaina.kleinman@assetmark.com

SOURCE: AssetMark Financial Holdings, Inc.